Exhibit 99.1

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Reports Third Quarter 2021 Operating Results

Indianapolis, Indiana, October 28, 2021 - Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the third quarter ended September 30, 2021.

“I could not be more impressed with how the KRG team produced tremendous third quarter results while simultaneously pursuing a transformative merger with RPAI,” said John A. Kite, Chairman and CEO. “Demand for high-quality open-air retail remains robust, and we continue to capitalize on a favorable leasing environment. With the merger complete we expect the momentum to continue. KRG’s open-air portfolio has a productive mix of properties predominantly located in high-growth warmer and cheaper markets, with an increased presence in strategic gateway markets. I am excited to welcome our new colleagues – together we have a stronger team, a best-in-class platform, and a dynamic portfolio. I cannot thank the entire team enough. I know we will all continue our tireless work to drive long-term value to our stakeholders.”

Third Quarter Financial Results
•Realized net loss attributable to common shareholders of $7.0 million, or $0.08 per common share, compared to net loss of $4.6 million, or $0.05 per common share, for the three months ending September 30, 2021 and 2020, respectively.
•Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $22.3 million, or $0.25 per diluted common share.
•Generated Funds From Operations, as adjusted, of the Operating Partnership (FFO) of $29.5 million, or $0.33 per diluted common share.
◦Excludes a positive impact of $2.1 million of 2020 Collection Impact, which is related to the recovery of 2020 cash and non-cash bad debt and accounts receivable.
◦Excludes the impact of $9.2 million of merger and acquisition costs.
•Same-Property Net Operating Income (NOI) increased by 10.8%.

Third Quarter Portfolio Operations
•Executed 82 new and renewal leases representing over 584,000 square feet.
◦GAAP leasing spreads of 32.5% (20.6% cash basis) on 17 comparable new leases, 16.1% (10.4% cash basis) on 33 comparable renewals, and 20.7% (13.4% cash basis) on a blended basis.
•Signed 7 new anchor leases, including 3 grocery leases.
◦Brings signed Anchor Acceleration leases to 12 since the program’s inception, generating an average 26% cash yield and a 14% comparable cash leasing spread on 8 comparable leases.

•Annualized base rent (ABR) per square foot for the operating retail portfolio was $18.54, a 3% increase year-over-year.
•Retail leased percentage was 92.8%, a sequential increase of 130 basis points.
◦Portfolio leased-to-occupied spread is 400 basis points, which equates to $14 million of signed-not-open NOI.

Third Quarter Development Activity
•Entered into a joint venture with a local developer for the construction of 285 multi-family units and 24,000 square feet of ground floor retail at The Corner in Carmel, IN. KRG sold the land to the venture and retained a 50% interest in the venture.
•Commenced development activities on a vacant parcel for a new Fresh Market and additional shop space at The Landing at Tradition in Port St. Lucie, FL.

Transaction Activity
•Subsequent to quarter end, KRG sold Westside Market for $24.8 million.

Balance Sheet Overview

•As of September 30, 2021, KRG’s net-debt-to-Adjusted EBITDA was 6.1x.
•Pro forma for $14 million of signed-not-open NOI, net-debt-to-adjusted EBITDA would be 5.7x.
•Subsequent to quarter end, received inaugural credit rating of BBB with a stable outlook from Fitch Ratings.

Merger Completion
•Subsequent to quarter end, on October 22, 2021, KRG completed the transformative merger with RPAI.
•Strategic merits of the transaction can be found in KRG’s third quarter investor update posted on the company website and include, but are not limited to, the following:
◦Immediate accretion to FFO and NAV.
◦Created a top 5 shopping center REIT, which will provide capital market benefits and deepen tenant relationships by offering a broader mix of open-air retail formats.
◦Increased geographic footprint in high-growth warmer and cheaper markets and added a meaningful presence in select strategic gateway markets.
◦Enhanced growth opportunities through several strong active development projects and numerous entitled land sites to be used for additional value creation.
◦Strengthened KRG’s balance sheet, with no material debt maturities until 2023.
•KRG estimates stabilized GAAP synergies of approximately $34 – $36 million, of which $21 million has been realized as of the closing and the balance is anticipated to be realized over the next 12 – 18 months.

2021 Earnings Guidance
•Due to the timing of the merger, which closed in the fourth quarter, KRG is withdrawing 2021 guidance. The Company will issue 2022 earnings guidance, as a combined company, in conjunction with KRG’s fourth quarter earnings release.

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Friday, October 29, 2021, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (Conference ID: 4559979). In addition, a webcast replay link will be available on the corporate website.

About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The company’s primarily grocery-anchored portfolio is located in high-growth warmer and cheaper markets and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of September 30, 2021, proforma for the merger, the company owned interests in 185 U.S. open-air shopping centers and mixed-use assets, comprising over 30 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook

Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ significantly from our forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, including possible resurgences and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused and may continue to cause many of our tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their rent obligations, and therefore has and will continue to impact us significantly for the foreseeable future. COVID-19 has impacted us significantly, and the extent to which it will continue to impact us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the continued speed of the vaccine distribution, the efficacy of vaccines, including against variants of COVID-19, acceptance and availability of vaccines, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: the risks associated with the merger with RPAI, including the integration of the businesses of the combined company, the ability to achieve expected synergies or costs savings and potential disruptions to the Company’s plans and operations; national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent or request rent concessions, and the risk of tenant insolvency and bankruptcy; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, periodic costs to repair, renovate and re-lease spaces, operating costs and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities;

impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; risks related to our current geographical concentration of the Company’s properties in Texas, Florida, New York, Maryland, Virginia and North Carolina; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires, including such events or conditions that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	September 30, 2021	December 31, 2020
Assets:
Investment properties at cost:	$3,124,987	$3,143,961
Less: accumulated depreciation	(816,993)	(755,100)
	2,307,994	2,388,861

Cash and cash equivalents	99,514	43,648
Tenant and other receivables, including accrued straight-line rent of $25,143 and $24,783, respectively	45,873	57,154
Restricted cash and escrow deposits	4,285	2,938
Deferred costs, net	54,231	63,171
Short-term deposits	125,000	—
Prepaid and other assets	39,165	39,975
Investments in unconsolidated subsidiaries	12,956	12,792
Assets held for sale	19,866	—
Total Assets	$2,708,884	$2,608,539
Liabilities and Shareholders' Equity:
Mortgage and other indebtedness, net	$1,288,994	$1,170,794
Accounts payable and accrued expenses	85,721	77,469
Deferred revenue and other liabilities	81,344	85,649
Total Liabilities	1,456,059	1,333,912
Commitments and contingencies
Limited Partners' interests in Operating Partnership and other	53,281	43,275
Equity:
Kite Realty Group Trust Shareholders' Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 84,575,441 and 84,187,999 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	846	842
Additional paid in capital	2,069,983	2,085,003
Accumulated other comprehensive loss	(22,476)	(30,885)
Accumulated deficit	(849,507)	(824,306)
Total Kite Realty Group Trust Shareholders' Equity	1,198,846	1,230,654
Noncontrolling Interest	698	698
Total Equity	1,199,544	1,231,352
Total Liabilities and Shareholders' Equity	$2,708,884	$2,608,539

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2021 and 2020
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Rental income	$70,216	$64,293	$206,097	$191,359
Other property related revenue	1,054	670	3,133	6,626
Fee income	195	104	1,144	299
Total revenue	71,465	65,067	210,374	198,284
Expenses:
Property operating	10,482	10,330	30,978	30,450
Real estate taxes	8,624	9,362	26,574	26,551
General, administrative, and other	8,241	6,482	23,676	19,986
Merger and acquisition costs	9,198	—	9,958	—
Depreciation and amortization	30,193	33,953	90,625	96,830
Total expenses	66,738	60,127	181,811	173,817
Gain on sale of properties, net	1,260	3,226	27,517	4,893
Operating income	5,987	8,166	56,080	29,360
Interest expense	(12,878)	(12,550)	(37,386)	(38,115)
Income tax benefit of taxable REIT subsidiary	91	190	308	496
Equity in loss of unconsolidated subsidiaries	(196)	(417)	(758)	(1,256)
Other income, net	168	(16)	189	234
Net (loss) income	(6,828)	(4,627)	18,433	(9,281)
Net (income) loss attributable to noncontrolling interests	(132)	40	(1,058)	(148)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(6,960)	$(4,587)	$17,375	$(9,429)

Net (loss) income per common share - basic	$(0.08)	$(0.05)	$0.21	$(0.11)
Net (loss) income per common share - diluted	$(0.08)	$(0.05)	$0.20	$(0.11)

Weighted average common shares outstanding - basic	84,556,689	84,194,821	84,468,519	84,125,405
Weighted average common shares outstanding - diluted	84,556,689	84,194,821	85,383,849	84,125,405
Dividends per common share	$0.1800	$0.0520	$0.5000	$0.3695

Kite Realty Group Trust
Funds From Operations
For the Three and Nine Months Ended September 30, 2021 and 2020
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Funds From Operations
Consolidated net (loss) income	$(6,828)	$(4,627)	$18,433	$(9,281)
Less: net income attributable to noncontrolling interests in properties	(132)	(132)	(396)	(396)
Less: Gain on sales of properties	(1,260)	(3,226)	(27,517)	(4,893)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	30,537	34,295	91,650	97,827
FFO of the Operating Partnership[1]	22,317	26,310	82,170	83,257
Less: Limited Partners' interests in FFO	(543)	(657)	(2,301)	(2,165)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$21,774	$25,653	$79,869	$81,092
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.26	$0.30	$0.95	$0.96
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.25	$0.30	$0.94	$0.96

FFO of the Operating Partnership[1]	$22,317	$26,310	$82,170	$83,257
Add: merger and acquisition costs	9,198	—	9,958	—
Less: 2020 Collection Impact	(2,063)	—	(3,329)	—
FFO, as adjusted, of the Operating Partnership	$29,452	$26,310	$88,799	$83,257
FFO, as adjusted, per share of the Operating Partnership - basic	$0.34	$0.30	$1.02	$0.96
FFO, as adjusted, per share of the Operating Partnership - diluted	$0.33	$0.30	$1.01	$0.96

Weighted average common shares outstanding - basic	84,556,689	84,194,821	84,468,519	84,125,405
Weighted average common shares outstanding - diluted	85,582,358	84,384,457	85,383,849	84,300,979
Weighted average common shares and units outstanding - basic	87,003,748	86,429,812	86,951,170	86,341,243
Weighted average common shares and units outstanding - diluted	88,029,417	86,619,448	87,866,501	86,516,817

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net income (loss)	$(0.08)	$(0.05)	$0.21	$(0.11)
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Less: Gain on sales of properties	(0.01)	(0.04)	(0.31)	(0.06)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.35	0.39	1.04	1.13
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1,2]	$0.25	$0.30	$0.94	$0.96

Add: merger and acquisition costs	0.10	—	0.11	—
Less: 2020 Collection Impact	(0.02)	—	(0.04)	—
FFO, as adjusted, of the Operating Partnership per diluted share/unit [2]	$0.33	$0.30	$1.01	$0.96

1	“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
2	Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the gain on the sale of the ground lease portfolio as this sale was part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels, from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisitin costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of 2020 bad debt or 2020 accounts receivable ("2020 Collection Impact"), which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Nine Months Ended September 30, 2021 and 2020
(Unaudited)

($ in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Number of properties for the period[1]	83	83

Leased percentage at period end	92.8%	93.3%		92.8%	93.3%
Economic Occupancy percentage[2]	89.3%	92.0%		89.1%	92.5%

Minimum rent	$50,107	$50,071		$149,385	$150,806
Tenant recoveries	14,927	14,899		44,791	45,600
Bad debt recovery (provision)	1,775	(3,095)		1,207	(9,185)
Other income	320	135		834	457
	67,129	62,010		196,217	187,678

Property operating expenses	(9,129)	(8,695)		(26,540)	(25,537)
Real estate taxes	(8,574)	(8,719)		(26,071)	(26,329)
	(17,703)	(17,414)		(52,611)	(51,866)
Same Property NOI	$49,426	$44,596	10.8%	$143,606	$135,812	5.7%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$49,426	$44,596		$143,606	$135,812
Net operating income - non-same activity[3]	2,738	675		8,072	5,172
Other income (expense), net	258	(139)		883	(227)
General, administrative and other	(8,241)	(6,482)		(23,676)	(19,986)
Merger and acquisition costs	(9,198)	—		(9,958)	—
Depreciation and amortization expense	(30,193)	(33,953)		(90,625)	(96,830)
Interest expense	(12,878)	(12,550)		(37,386)	(38,115)
Gain on sales of properties	1,260	3,226		27,517	4,893
Net (income) loss attributable to noncontrolling interests	(132)	40		(1,058)	(148)
Net (loss) income attributable to common shareholders	$(6,960)	$(4,587)		$17,375	$(9,429)

1
Same Property NOI excludes (i) The Corner, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) Eddy Street Commons - Phases II and III, and The Landing at Tradition - Phase II developments, (iii) the recently acquired Eastgate Crossing, and (iv) office properties.

2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
3	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the following: the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company a) begins recapturing space from tenants or b) the contemplated plan significantly impacts the operations of the property. For the quarter ended September 30, 2021, the Company excluded three redevelopment properties from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded one recently acquired property from the same property pool.

Kite Realty Group Trust
Earnings Before Interest, Tax, Depreciation, and Amortization
For the Three Months Ended September 30, 2021
(Unaudited)

($ in thousands)
Three Months Ended September 30, 2021
Consolidated net loss	$(6,828)
Adjustments to net loss:
Depreciation and amortization	30,193
Interest expense	12,878
Income tax benefit of taxable REIT subsidiary	(91)
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	36,152
Adjustments to EBITDA:
Unconsolidated EBITDA	403
Merger and acquisition costs	9,198
Gain on sales of properties	(1,260)
Other income and expense, net	28
Noncontrolling interest	(132)
Adjusted EBITDA	44,389

Annualized Adjusted EBITDA[1]	$177,556

Company Share of Net Debt:
Mortgage and other indebtedness	$1,288,994
Less: Partner share of consolidated joint venture debt [2]	(584)
Less: Cash, cash equivalents, restricted cash, and short-term deposits	(230,921)
Plus: Company share of unconsolidated joint venture debt	23,810
Plus: Debt Premium	9,986
Company Share of Net Debt	$1,091,285
Net Debt to Adjusted EBITDA	6.1x

1	Represents Adjusted EBITDA for the three months ended September 30, 2021 (as shown in the table above) multiplied by four.
2	Partner share of consolidated joint venture debt is calculated based upon the partner's pro-rata ownership of the joint venture, multiplied by the related secured debt balance.

The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. For informational purposes, the Company has also provided Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP, and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of our operating results.